UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
May 26, 2011

FelCor Lodging Limited Partnership
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	333-39595-01 (Commission File Number)	75-2544994 (I.R.S. Employer Identification Number)

545 E. John Carpenter Frwy. Suite 1300 Dallas, TX
(Address of principal executive offices)	75062 (Zip code)
(972) 444-4900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.
     FelCor Lodging Limited Partnership (“FelCor LP”), for whom FelCor Lodging Trust Incorporated (“FelCor”) acts as the sole general partner, has given notice that it will redeem $144 million, in the aggregate, of the $636 million outstanding principal amount of its 10% Senior Secured Notes due 2014 (“10% Notes”). The company expects to redeem those notes by June 16, 2011 using proceeds from FelCor’s recent equity offering. Under the terms of the indenture governing the redeemed 10% Notes, the redemption price is 110% of the principal amount of the redeemed 10% Notes, together with accrued and unpaid interest thereon to the redemption date.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 2, 2011	FelCor Lodging Limited Partnership a Delaware limited partnership
	By:	FelCor Lodging Trust Incorporated
Its general partner

	By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel, and Secretary